TYPE:  EX-23.2

eCom Corporation

EXHIBIT 23.2 Consent from G. Brad Beckstead, CPA

G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant
                                                        330 E. Warm Springs
                                                        Las Vegas, NV 89119
                                                               702.528.1984
                                                        425.928.2877 (efax)

March 29, 2001

To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of March 29, 2001, on the Financial Statements of eCom Corp for the year ended December 31, 2000, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead, CPA
--------------------------
G. Brad Beckstead, CPA
Nevada License #2701


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